Exhibit 99.1
Contact:

Mark C. Layton	Todd Fromer / Lewis Goldberg
Senior Partner and Chief Executive Officer	Investor Relations / Media Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1233
(972) 881-2900	tfromer@kcsa.com / lgoldberg@kcsa.com
FOR IMMEDIATE RELEASE
PFSweb Reports Fourth Quarter and Year-End Financial Results
Service Fee Revenue Climbs 44% in Fiscal 2005
PLANO, Texas, March 30, 2006 — PFSweb, Inc. (Nasdaq:PFSW), a global provider of integrated business process outsourcing (BPO) solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2005.
Net revenue in the fourth quarter was $83.4 million versus $87.1 million in the same period last year. Service fee revenue rose 26% to $15.5 million in the 2005 fourth quarter from $12.3 million in the year-earlier period. Product revenue in the fourth quarter was $63.6 million versus $72.0 million in the same period a year ago.
Net income in the quarter was $466,000, or $0.02 per basic and diluted share, compared to net income of $1.1 million, or $0.05 per basic and diluted share, in the fourth quarter of 2004. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) in the fourth quarter of fiscal 2005 was $2.73 million versus $2.76 million in the same period last year.
For the 12 months ended December 31, 2005, net revenues totaled $331.7 million compared to $321.7 million in fiscal 2004. Service fee revenue increased 44% to $60.8 million in 2005 compared to $42.1 million for 2004 and product revenue was $252.9 million in 2005 versus $267.5 million for 2004.
The Company’s net loss for fiscal 2005 was $747,000, or $0.03 per basic and diluted share, compared to net income of $226,000, or $0.01 per basic and diluted share, in the same period last year.
Results for the 2005 fiscal year include incremental costs of approximately $1.4 million related to the relocation of two distribution facilities to the new Airways Distribution Center in Southaven, Miss. Excluding these incremental relocation-related costs, the Company’s results for fiscal 2005 would have been net income of $634,000, or $0.03 per basic and diluted share.

EBITDA for the 12 months ended December 31, 2005 climbed 14.6% to $8.1 million from $7.1 million in the same period last year. Excluding the above mentioned approximately $1.4 million incremental relocation-related costs, EBITDA rose 34.2% to $9.5 million in 2005.
On February 1, 2006, PFSweb announced the completion of its merger with eCOST.com, a leading online discount retailer, under which eCOST.com is now a wholly-owned subsidiary of PFSweb.
Mark Layton, Chief Executive Officer of PFSweb, said, “We are pleased to exceed our expected performance in service fee revenue for fiscal 2005 with approximately 44% top-line growth. This past year, we also met our consolidated net income target, excluding incremental relocation costs. Our 2005 service fee revenue benefited from the significant level of new business contracts signed in 2004. We were not as successful in signing new business contracts in 2005, which is expected to negatively impact our service fee revenue growth rates in 2006. However, we have signed a new contract with a web-based customer to provide call center services, including e-mail and phone support. As we maintain our focus on our service fee business and integrate our operations with eCOST.com, we plan to drive stronger, more consistent growth over the long term.”
Conference Call Information
PFSweb has scheduled a conference call for March 30, 2006 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To listen to the call, please dial (973) 935-2800 and enter the pin number (7139078) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through April 14, 2006 at (973) 341-3080 and enter the pin number (7139078). The replay also will be available at the Company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures EBITDA and Pro Forma EBITDA.
EBITDA, or earnings before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. We present EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
We present Pro Forma EBITDA, which excludes the impact of relocation-related costs, for each period presented because we believe it is useful to provide more comparability when evaluating our operating performance from period to period.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as Adaptec, CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard, International Business Machines, Nokia, Pfizer, Inc., Raytheon Aircraft Company, Rene Furterer USA, Roots, Inc., Smithsonian Institute and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. The eCOST.com brand markets more than 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, Hewlett-Packard, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet and through direct marketing.
For more information, please visit the company’s websites at www.pfsweb.com and www.ecost.com.
The matters discussed in this news release (except for historical information) and, in particular, information regarding the merger, estimates, future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of new accounting standards and rules regarding revenue recognition, stock options, and other matters; changes in accounting rules or current interpretation of those rules; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries, Supplies Distributors and eCOST; and our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; whether outstanding warrants issued in a prior private placement will be exercised in the future; and with respect to the merger with eCOST.com, the costs arising during the transition of the companies and the ability of the companies to successfully integrate their businesses to achieve the anticipated benefits of the transaction, eCOST’s potential indemnification obligations to its former parent, eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts, and eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies. A description of these factors, as well as other factors, which could affect the Company’s business, is set forth in the Company’s joint proxy statement/prospectus dated December 29, 2005 and Annual Report on Form 10-K for the year ended December 31, 2005.
In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PRELIMINARY
PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Product revenue, net	$63,550	$72,035	$252,902	$267,470
Service fee revenue	15,509	12,312	60,783	42,076
Pass-through revenue	4,371	2,796	17,972	12,119

Total revenues	83,430	87,143	331,657	321,665

Costs of revenues:
Cost of product revenue	58,933	67,666	235,584	251,968
Cost of service fee revenue	11,737	8,453	45,597	28,067
Pass-through cost of revenue	4,371	2,796	17,972	12,119

Total costs of revenues	75,041	78,915	299,153	292,154

Gross profit	8,389	8,228	32,504	29,511
Selling, general and administrative expenses	7,162	6,598	30,521	27,091

Income from operations	1,227	1,630	1,983	2,420
Interest expense, net	404	335	1,729	1,460

Income (loss) from before income taxes	823	1,295	254	960
Income tax provision	357	201	1,001	734

Net income (loss)	$466	$1,094	$(747)	$226

Net income (loss) per share:
Basic	$0.02	$0.05	$(0.03)	$0.01

Diluted	$0.02	$0.05	$(0.03)	$0.01

Weighted average number of shares outstanding:
Basic	22,526	21,514	22,394	21,332

Diluted	24,041	24,291	22,394	23,468

EBITDA (B)	$2,732	$2,764	$8,096	$7,063

Pro Forma EBITDA (B)	$2,732	$2,764	$9,476	$7,063

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2004.

(B)	A reconciliation of Net income (loss) to EBITDA and Pro Forma EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss)	$466	$1,094	$(747)	$226
Income tax provision	357	201	1,001	734
Interest expense, net	404	335	1,729	1,460
Depreciation and amortization	1,505	1,134	6,112	4,643

EBITDA	$2,732	$2,764	$8,095	$7,063
Relocation-related costs	—	—	1,381	—

Pro Forma EBITDA	$2,732	$2,764	$9,476	$7,063

PRELIMINARY
PFSweb, Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,683	$13,592
Restricted cash	2,077	2,746
Accounts receivable, net of allowance for doubtful accounts of $484 and $504 at December 31, 2005 and December 31, 2004, respectively	44,556	41,565
Inventories, net	43,654	44,947
Other receivables	9,866	8,061
Prepaid expenses and other current assets	3,213	3,349

Total current assets	117,049	114,260

PROPERTY AND EQUIPMENT, net	13,040	14,264
RESTRICTED CASH	150	675
OTHER ASSETS	1,487	1,128

Total assets	$131,726	$130,327

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$21,626	$19,098
Trade accounts payable	60,053	61,583
Accrued expenses	12,011	10,971

Total current liabilities	93,690	91,652

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,289	7,232
OTHER LIABILITIES	1,813	1,517

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 22,613,314 and 21,665,585 shares issued at December 31, 2005 and December 31, 2004, respectively; and 22,527,014 and 21,579,285 outstanding at December 31, 2005 and December 31, 2004, respectively	23	22
Additional paid-in capital	58,736	56,645
Accumulated deficit	(29,824)	(29,077)
Accumulated other comprehensive income	1,084	2,421
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	29,934	29,926

Total liabilities and shareholders’ equity	$131,726	$130,327

PRELIMINARY
PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations for the Three Months Ended December 31, 2005
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$63,550	$—	$63,550
Service fee revenue	15,509	—	—	15,509
Service fee revenue, affiliate	2,247	—	(2,247)	—
Pass-through revenue	4,453	—	(82)	4,371

Total revenues	22,209	63,550	(2,329)	83,430

COSTS OF REVENUES:
Cost of product revenue	—	58,933	—	58,933
Cost of service fee revenue	12,440	—	(703)	11,737
Pass-through cost of revenue	4,453	—	(82)	4,371

Total costs of revenues	16,893	58,933	(785)	75,041

Gross profit	5,316	4,617	(1,544)	8,389

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,262	2,444	(1,544)	7,162

Income (loss) from operations	(946)	2,173	—	1,227
EQUITY IN EARNINGS OF AFFILIATE	888	—	(888)	—
INTEREST EXPENSE (INCOME), NET	(80)	484	—	404

Income (loss) before income taxes	22	1,689	(888)	823

INCOME TAX PROVISION (BENEFIT)	(444)	801	—	357

NET INCOME (LOSS)	$466	$888	$(888)	$466

A reconciliation of net income (loss) to EBITDA follows:

Net income (loss)	$466	$888	$(888)	$466
Income tax expense (benefit)	(444)	801	—	357
Interest expense (income)	(80)	484	—	404
Equity in earnings of affiliate	(888)	—	888	—
Depreciation and amortization	1,506	—	—	1,506

EBITDA	$560	$2,173	—	$2,733

PRELIMINARY (continued)
PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets as of December 31, 2005
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,181	$2,502	$—	$13,683
Restricted cash	938	1,139	—	2,077
Accounts receivables, net	15,919	28,998	(361)	44,556
Inventories, net	—	43,654	—	43,654
Other receivables	—	9,866	—	9,866
Prepaid expenses and other current assets	1,831	1,382	—	3,213

Total current assets	29,869	87,541	(361)	117,049

PROPERTY AND EQUIPMENT, net	13,040	—	—	13,040
NOTE RECEIVABLE FROM AFFILIATE	7,005	—	(7,005)	—
RESTRICTED CASH	150	—	—	150
INVESTMENT IN AFFILIATE	8,786	—	(8,786)	—
OTHER ASSETS	1,487	—	—	1,487

Total assets	$60,337	$87,541	$(16,152)	$131,726

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,141	$12,485	$—	$21,626
Trade accounts payable	4,933	55,481	(361)	60,053
Accrued expenses	8,281	3,730	—	12,011

Total current liabilities	22,355	71,696	(361)	93,690

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,289	—	—	6,289
NOTE PAYABLE TO AFFILIATE	—	7,005	(7,005)	—
OTHER LIABILITIES	1,813	—	—	1,813
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	23	—	—	23
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	58,736	—	—	58,736
Retained earnings (accumulated deficit)	(29,878)	6,363	(6,309)	(29,824)
Accumulated other comprehensive income	1,084	1,477	(1,477)	1,084
Treasury stock	(85)	—	—	(85)

Total shareholders’ equity	29,880	8,840	(8,786)	29,934

Total liabilities and shareholders’ equity	$60,337	$87,541	$(16,152)	$131,726

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